LEASE AGREEMENT


           This Lease, made and entered into this 5th day of January, 1994 by and between James S. Reid , Frances S. Reid and Joan R. Milburn, hereinafter collectively referred to as "Lessor" and Sunshine Products, Inc., hereinafter referred to as "Lessee.

           WITNESSETH THAT:
           1. In consideration of the rental payments hereinafter agreed to be paid by Lessee to Lessor and in consideration of the mutual covenants and agreements hereinafter set forth, Lessor hereby leases to Lessee, subject to the terms and conditions hereof, the following described property located in the City of Crestwood, commonly known as 1149 and1175 Reco Drive in Reid Industrial Court. The premises consist of approximately 23,720 sq. ft. of office and light manufacturing area, as outlined in red on the attached site plan; provided, however, that for purposes of rent computation 22,980 square feet shall be utilized. (Exhibit A)

           2. The term of this Lease shall be for a period of three (3) years commencing on the date of the completion of the Lessor's agreed upon improvements as set forth in Exhibit B. The exact date of commencement and termination shall be evidenced by written stipulation of Lessor and Lessee which shall be attached hereto and marked Exhibit C. Lessee shall have the right to enter the Leased Premises prior to the commencement date in order to make necessary repairs and to install its furniture, fixtures and equipment without incurring any obligation to pay rent prior to the commencement date.
           Effective on the commencement date of this Lease, the Lease dated March 16, 1992, shall be deemed terminated and the Lessor thereby releases Lessee of any and all liabilities arising out of said Lease dated March 16, 1992; provided, however, that the Addendum to Lease dated July 13, 1993, shall remain in full force and effect during the term of this Lease.
           The Lessee is hereby granted an option to renew this Lease for two terms of 1 year each upon the same terms, conditions, except for rent, as provided for the original term of said Lease. Lessee shall notify Lessor in writing at lease 5 months prior to the expiration of the original term of this Lease, or any extended term, of its intention to renew this Lease as a condition of such extension. Lessee acknowledges that Lessor has expended certain sums of money for improvements to the premises prior to the commencement of this Lease. In the event Lessee does not exercise its first option to extend the term of this Lease, then Lessee shall pay to Lessor, upon termination of this Lease, the sum of Two Thousand Six Hundred Ten Dollars ($2,610.00), which amount represents the unamortized portion of Lessor's improvements.

           3. From the commencement date of this Lease until May 1, 1994, rental shall be payable in equal monthly installments of Six Thousand Eight Hundred Ninety-four and 00/100 Dollars ($6,894.00), in advance, on the first day of each month ($3.60 per sq. ft. x 22,980= $82,728.00 per year or $6,894 per month).
From May 1, 1994 until the end of the second year of this Lease, rent shall be payable in equal monthly installments of Seven Thousand Eighty-five and 50/100 Dollars ($7,085.50). Rent will increase at the commencement of the third year of the lease by the percent of increase in the Consumer Price Index during the previous two calendar years. Rent will increase at the commencement of the option period by the percent of increase in the C.P.I during the previous calendar year. The C.P.I. for All Urban Consumers, U.S. City Average, All Items, will be used. The resulting increase shall be not less than 3% and not more than 5%. Lessor and Lessee shall agree upon the calculations for all increases prior to their effectiveness.
           Example:  C.P.I. for all urban consumers in effect


                     C.P.I. Dec. 31, 1991           413.0
                     C.P.I. Dec. 31, 1992           425.0
                                                    -----

                     Total C.P.I. increase 1992=       12.0   (i.e. 425 - 413)

           Percent of increase in C.P.I. = 12.0/413 = .029 or 2.9% With 3% cap in effect, increase in rent would be 3% multiplied by previous years rent.

           4. This lease is not assignable nor shall said premises nor any part thereof be sublet by Lessee unless Lessee shall first procure the written consent of Lessor, and Lessor agrees that such consent will not be unreasonably withheld. The Lessor agrees that the Lessee may sublet part or all of the leased premises to James H. Mahoney, CPA and/or Color Art. If the Lease is assigned or any part of the premises shall be sublet without the wirtten consent of Lessor, or if Lessee shall be adjudicated a bankrupt, or if a liquidating receiver shall be appointed over the property of Lessee and shall not be discharged within 90 days after his appointment, or if Lessee shall make an assignment for the benefit of creditors, this Lease may by reason of such fact or act be cancelled by Lessor at Lessor's option. Any assignment of this Lease or subletting of the Leased Premises or any part thereof, albeit with the written consent of Lessor, shall not operate to release Lessee from its fulfillment of the covenants and agreements herein contained to be performed by Lessee unless such written consent shall specifically release Lessee from such obligations, nor shall any such consent be construed as authority for any subsequent assignment or subletting without again obtaining the written consent of Lessor.

           5. If Lessee should obtain a company who is willing to lease the property covered by this Lease and upon terms acceptable to Lessor and upon mutual agreement between Lessee and Lessor, this Lease may be terminated.

           6. All interior and exterior alterations deemed necessary or desirable by the Lessee shall be made by Lessee, with the exception of the agreed upon Lessor improvements which are attached hereto as Exhibit B.

           7. The Lessor, at Lessor's sole cost and expense, shall keep the Leased Premises' building and other attached structures thereto, if any, insured against loss or damage by fire, standard extended coverage perils and vandalism for the full fair insurable value thereof. The Lessee at Lessee's sole cost and expense, shall keep the trade fixtures, equipment and inventory on the Leased Premises insured against loss or damage by fire, standard extended coverage perils and vandalism for the full fair insurable value thereof. The Lessee shall carry liability insurance of a minimum of $600,000.00 and name Lessor on the policy.
           Lessor hereby releases Lessee, and any permitted assignee and sublessee of Lessee, and Lessee hereby agrees to secure its sublessee's release of Lessor, from and against any and all claims, demands, liabilities or obligations whatsoever for damage to the property or loss of rents or profits of either Lessor, Lessee and its sublessee, or other tenants in the building containing the Leased Premises resulting from or in any way connected with any fire, accident or other casualty, whether or not such fire, accident or other casualty shall have been caused by the negligence or contributory negligence of Lessor, Lessee, any assignee, tenant or sublessee of Lessor or Lessee, or by any agent, associate or employee of either of them, to the extent that such damage or loss either is insured under any insurance contract which at the time of such damage or loss permits waiver of subrogation rights prior to a loss thereunder or was to be insured against by the provisions of the first paragraph of the Paragraph 7.

           8. Lessee agrees to pay promptly all charges for electricity, water, sewer, gas and power used in or upon the Leased Premises and to pay for the fuel used in the heating of the Leased Premises. Lessor shall have all said utilities seperately metered for the Leased Premises.

           9. Lessee agrees to keep the interior of the Leased Premises in good order and repair, free from nuisance and filth upon or adjacent thereto and not to use or permit the use of the same or any part thereof for any purpose forbidden by law or ordinance now in force or hereafter enacted in respect to the use or occupancy of said premises. Lessor, or Lessor's representatives may, during reasonable business hours, enter upon the premises for the purpose of examining the condition thereof and making such repairs as may be necessary.
           Lessor shall keep in good order, condition and repair at Lessor's expense the exterior and all structural parts of the building containing the Leased Premises, including, but not limited to, the foundations, exterior walls, floor, ceiling, electrical wiring, downspouts, gutters and roof of the building, the water pipes, the sewer drains and gas lines outside the exterior walls of the building, and the parking lot, including the striping thereof. All repairs and/or replacements agreed upon in this Lease to be made by Lessor, shall be completed within a reasonable time. Should the Lessor neglect or refuse to make such repairs and/or replacements after notice, Lessee without liability or forfeiture of its term herein, may make such repairs and/or replacements and deduct the full cost thereof from any present and/or future rent payable until Lessee has been paid in full, anything to the contrary herein notwithstanding.
           Lessee agrees to keep and maintain in good order and repair the interior of the Leased Premises, including ordinary maintenance of the air conditioning and heating equipment, but shall not be required to make any major replacements of or to any air conditioning or heating equipment or make any other major replacements, but all such replacements shall be made promptly by and at the expense of Lessor. Provided, however, that with respect to the air conditioning unit used to cool the area known as "Building C" of the leased premises, Lessor agrees to repair and maintain said unit, excluding replacement of the compressor, so long as said unit, in the opinion of Jerry Kelly Heating and Cooling, is repairable.
           Any repairs, replacements and alterations necessitated by loss of a type covered by the fire and extended coverage insurance on the building to be carried by the Lessor shall be made promptly by the Lessor.
           The Lessee agrees to use reasonable diligence in the care and protection of the Leased Premises during the term of this Lease, to keep the water pipes, sewer drains and gas connections within the perimeter walls of the Leased Premises and electric wiring of the trade fixtures and equipment, heating and air conditioning equipment and other building fixtures and equipment in good order and repair; and to surrender the Leased Premises at the termination of this Lease, or any extended term hereof, in as good condition as received, ordinary wear and tear, damage by fire and the elements and the alterations permitted by this Lease excepted.

           10. The Lessee, from time to time, may make any alterations or improvements to the Leased Premises and may erect or remove any wall or partition. Any such work done by the Lessee shall be done in a good and workmanlike manner without impairing the structural soundness of the building. All salvage shall belong to the Lessee, but all permanent additions shall become part of the Leased Premises subject to this Lease. The Lessor shall cooperate with the Lessee in securing the necessary permits and authority to perform any work permitted under this Lease.

           11. The destruction of said building or the Leased Premises by fire or other casualty or such material damage thereto as to render such premises unquestionably untenable for 60 days shall, at the option of Lessor or Lessee, produce and work a termination of the Lease, such option to be exercised by delivery of written notice of termination by the party exercising the option to the other party within 30 days of such destruction or damage, and, in such event, such termination shall be effective as of the date of such destruction or damage and any prepaid rent shall be refunded to Lessee. If Lessor and Lessee cannot agree as to whether said building or premises are unquestionably untenable for 60 days, that fact shall be then determined by arbitration; the Lessor and Lessee shall each choose an arbitrator within 5 days after either party has notified the other party in writing of such destruction or damage and the two so chosen shall select a third, and the decision of any two of such arbitrators shall be conclusive and binding upon the parties hereto. If said building or premises shall be damaged so that they are not unquestionably untenable for 60 days or if the Lease is not terminated through the exercise by either party of the option to terminate, as herein provided, even though the building or premises may be so unquestionably untenable, then Lessor shall restore the building at Lessor's expense with all reasonable speed and promptness and, in such case, a just and proportionate part of the rentals shall be abated from the date of such destruction or damage until said premises shall have been restored; provided, however, that if such destruction or damage shall have been due to the negligence, directly or indirectly contributed to by Lessee, then in such case, there shall be no such abatements of rent. Any question on untenability shall be referred to arbitration.

           12. Failure on the part of Lessee to pay any installment of rent , as set forth above, as and when the same becomes due and payable, or failure of Lessee promptly and faithfully to keep and perform each and every covenant, agreement and stipulation herein on the part of Lessee to be kept and performed shall, at the option of Lessor, cause the forfeiture of this Lease; provided, however, that no such forfeiture shall be declared unless Lessor shall first have delivered to Lessee written notice specifying the default complained of and unless Lessee shall fail to cure such default within 10 days after delivery to Lessee of such notice if such default be the failure of Lessee to comply with its obligations hereunder. In the event that Lessor shall exercise Lessor's option to cause a forfeiture of the Lease after delivery of the aforesaid notice and upon failure of Lessee to cure the default within the time specified, in accordance with the foregoing, Lessee shall deliver to Lessor possession of the Leased Premises and all improvements thereon (subject to Lessee's right to remove certain materials installed by Lessee) within 10 days after delivery by Lessor to Lessee of written notice to the effect that Lessor has exercised said option and, thereupon, Lessor shall be entitled to and may demand immediate possession of the Leased Premises, any other notice of demand being hereby waived.
           Lessee will quit and deliver possession of said premises to Lessor upon termination of this Lease, with all keys and locks, bolts, plumbing fixtures, and heating apparatus in as good order and condition as the same shall be in at the time of the commencement hereof or as the same may hereafter by in by virtue of repairs or alterations which may be made in compliance herewith ordinary wear and tear from reasonable and careful use, damage caused by fire or other casualty and repairs herein required to be made by Lessor excepted. It is hereby understood that forfeiture, annulment or voidance hereof (not including, however, termination hereof, at the option of either party, as hereinabove in paragraph 11 provided), shall not relieve Lessee from its obligation to make the monthly payments of rent as hereinabove reserved at the times and in the manner aforesaid; and in case of any such default of Lessee, Lessor may relet the premises, or any portion thereof as agent for and in the name of Lessee at any rental readily obtainable, applying the proceeds and avails thereof, first to the payments of such expense as Lessor may be put to in reentering the Leased Premises and then to the payment of said rent as the same may from time to time become due and toward the fulfillment of the other covenants and agreements of Lessee herein contained, and the balance, if any, shall be paid to Lessee, and Lessee hereby covenants and agrees that if Lessor shall recover or take possession of said premises, as aforesaid, and be unable to relet and rent the same so as to realize a sum equal to the rent hereby reserved, Lessee shall and will pay to Lessor any and all loss or difference of rent for the residue of the term. Lessee hereby gives to Lessor the right to place and maintain its usual "For Rent" or "For Sale" signs upon the Leased Premises in the places that the same are usually displayed on like property for the last 1 year of this Lease.

           13. No waiver of any forfeiture, by acceptance of rent or otherwise shall waive any subsequent cause of forfeiture or breach of any condition of this Lease nor shall any consent by Lessor to any assignment or subletting of said premises or any part thereof be held to waive or release any assignee or sublessee from any of the foregoing conditions or covenants as against him or them but such assignee and sublessee shall be expressly subject thereto.

           14. Lessor also reserves the right to grant easements for utilities over, across or under the surface of the Leased Premises, provided no such easement shall interfere with the use of the Leased Premises by Lessee in the manner herein provided for.

           15. Any written notice required or permitted to be delivered hereunder shall be deemed to be properly delivered if sent by Registered Mail, deposited in the United States mails, or if delivered to Lessor, addressed to Lessor, care of James I. Reid, 10461 Whitebridge Lane, St. Louis, Missouri 63141, or such other address as Lessor may hereafter designate by written notice delivered to Lessee, and, if delivered to Lessee, addressed to Lessee at the address of the Leased Premises or such other address as Lessee may hereafter designate by written notice delivered to Lessor, and any such notice shall be deemed to be delivered at the time of the mailing thereof.

           16. Whereever the word "Lessor" is used herein, it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of Lessor (and each of the persons above named as Lessor), and the word "Lessee" shall include the successors, assigns, or legal representatives of Lessee, and the words "Lessor" and "Lessee" shall include singular and plural, individual or corporation, subject always to the restrictions herein contained as to subletting or assignment of this Lease.

           17. The Lessor agrees that adequate Parking will be assigned to Lessee in front of the office and the side of the building.

           IN WITNESS WHEREOF, the parties hereto have executed the foregoing instrument or caused the same to be executed the day and year first above written.

LESSOR:                                  LESSEE:
                                         SUNSHINE PRODUCTS, INC.


__________________________          BY:_______________________
JAMES S. REID                                                     PRESIDENT

__________________________          ATTEST:__________________
FRANCES S. REID                                                   SECRETARY


--------------------------
JOAN R. MILBURN